EXECUTION VERSION FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT This FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of January 2, 2019, is entered into by and among the following parties: (i) SYNEOS HEALTH RECEIVABLES LLC, as Borrower; (ii) SYNEOS HEALTH, LLC (f/k/a INC RESEARCH, LLC), as initial Servicer; and (iii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as Lender. Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below. BACKGROUND A. The parties hereto have entered into a Receivables Financing Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”). B. Concurrently herewith, the Borrower, as buyer, the Servicer, as servicer and as an originator, and inVentiv Health Clinical, LLC as an originator, are entering into that certain First Amendment to the Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”). C. On or prior to January 9, 2019, the Borrower, the Servicer, the Administrative Agent and Bank of America, N.A. are entering into that certain First Amendment to the Deposit Account Control Agreement (the “Bank of America DACA Amendment”). D. Concurrently herewith, the Borrower, the Servicer, the Administrative Agent and Wells Fargo Bank, National Association are entering into that certain First Amendment to the Deposit Account Control Agreement, dated as of the date hereof (the “Wells Fargo DACA Amendment”). E. Each of the Servicer and the Borrower is changing its notice address under the Transaction Documents (such change, the “Address Change”). F. Effective as of the date hereof, INC Research, LLC, a Delaware limited liability company, is changing its name from “INC Research, LLC” to “Syneos Health, LLC” (such change, the “INC Research Name Change”). G. The parties hereto desire to amend the Receivables Financing Agreement as set forth herein. 730860089 18569090

NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows: SECTION 1. Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A. SECTION 2. Notices; Consents. (a) Notice of the INC Research Name Change and Address Change. The Servicer hereby provides notice of the occurrence of the INC Research Name Change and the Address Change, effective as of the date hereof, and requests that each of the parties hereto hereby acknowledges and consents to the INC Research Name Change and the Address Change effective as of the date hereof. (b) INC Research Name Change and Address Change Consent. Subject to the terms and conditions of this Amendment, including the accuracy of each of the representations and warranties set forth herein, each of the parties hereto hereby: (i) acknowledges receipt of the notice set forth in clause (a) above, (ii) consents to the occurrence of the INC Research Name Change and the Address Change and (iii) waives any notice requirement with respect to the INC Research Name Change or the Address Change set forth in the Transaction Documents as a prerequisite or condition precedent to the effectiveness of the INC Research Name Change or the Address Change, including, the thirty (30) day prior written notice requirement set forth in Section 6.1(b)(v) of the Purchase and Sale Agreement. (c) Limited Consent re: November Information Package. Notwithstanding the requirements set forth in Sections 8.01(c)(ii) and 8.02(a)(ii) of the Receivables Financing Agreement that the Information Package for the month of November 2018 (the “Subject Information Package”) be delivered by the Borrower or the Servicer to the Administrative Agent and each Lender no later than December 26, 2018 (the “Subject Delivery Date”), each of the parties hereto hereby consent to the delivery of the Subject Information Package by the Borrower or the Servicer to the Administrative Agent and each Lender on or prior to December 31, 2018 rather than the Subject Delivery Date. (d) General Limitations. The limited consent set forth in clause (c) above shall be strictly limited to its terms. Consistent with the foregoing, nothing contained herein shall be deemed to be a consent to any party to the Transaction Documents failing to perform its obligations under the Transaction Documents other than solely to the extent set forth in clause (c) above. Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Amendment, no party hereto is now waiving or consenting to, nor has it agreed to waive or consent to in the future (i) the modification or breach of any provision of the Transaction Documents, other than as expressly set forth in clauses (a), (b) and (c) above, (ii) any Event of Default or Unmatured Event of Default under the Receivables Financing Agreement or the other Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in clauses (a), (b) and (c) above or (iii) any rights, powers or remedies presently or subsequently available to any of the parties hereto or any other 730860089 18569090 2

Person against the Borrower or the Servicer under the Receivables Financing Agreement, any of the other Transaction Documents, applicable law or otherwise, relating to any matter other than solely to the extent expressly consented to herein, each of which rights, powers or remedies is hereby specifically and expressly reserved and continue. (e) No Waiver of Indemnification, Etc. Without limiting the generality of the foregoing and for the avoidance of doubt, the parties hereto are not hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, the Borrower or the Servicer or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from (i) the failure of the Borrower and the Servicer to deliver the Subject Information Package to the Administrative Agent and the Lenders by the Subject Delivery Date, (ii) the INC Research Name Change or (iii) the Address Change. SECTION 3. Representations and Warranties of the Borrower and the Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows: (a) Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof. (b) Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the PSA Amendment, the DACA Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the PSA Amendment, the DACA Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (c) No Event of Default. After giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment, the PSA Amendment, the DACA Amendment, or the transactions contemplated hereby or thereby. (d) Accuracy of Information. The Subject Information Package is complete and correct in all material respects on the date hereof and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading. 730860089 18569090 3

SECTION 4. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received the following: (a) counterparts to this Amendment executed by each of the parties hereto; (b) counterparts to the PSA Amendment executed by each of the parties thereto; (c) counterparts to the Wells Fargo DACA Amendment executed by each of the parties thereto; (d) the Subject Information Package; (e) evidence of filing of the UCC-3 amendments described in Section 5 of the PSA Amendment; and (f) lien search reports with respect to Syneos Health, LLC, in its jurisdiction of organization. SECTION 6. Certain Covenants Regarding Post-Closing Conditions. (a) Secretary Certificate. On or within (5) Business Days following the date hereof, the Servicer shall deliver (or cause to be delivered) to the Administrative Agent such officer certificates as the Administrative Agent may reasonably request, including, without limitation, certified organizational documents. (b) Good Standing. On or within (5) Business Days following the date hereof, the Servicer shall deliver (or cause to be delivered) to the Administrative Agent a certificate of good standing (or similar) with respect to Syneos Health, LLC, in its jurisdiction of organization. (c) Bank of America DACA Amendment. On or within (5) Business Days following the date hereof, the Servicer shall deliver (or cause to be delivered) to the Administrative Agent counterparts to the Bank of America DACA Amendment executed by each of the parties thereto. 730860089 18569090 4

(d) Notwithstanding anything to the contrary set forth in this Amendment, the Agreements or any other Transaction Document, the failure of the Servicer to timely perform or cause to be performed any of the covenants under this Section 6 shall constitute an Event of Default with no grace period and revoke each of the consents provided for under Section 2 hereof. SECTION 7. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 8. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement. SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. SECTION 10. GOVERNING LAW AND JURISDICTION. (a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). (b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE 730860089 18569090 5

FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SECTION 11. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof. SECTION 12. Performance Guaranty Ratification. After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms. [SIGNATURE PAGES FOLLOW] 730860089 18569090 6

EXHIBIT A (attached) 730860089 18569090

EXECUTION VERSION EXHIBIT A to FOURTH AMENDMENT, dated as of January 2, 2019 CONFORMED COPY INCLUDES FIRST AMENDMENT, dated as of August 1, 2018 SECOND AMENDMENT, dated as of August 29, 2018 THIRD AMENDMENT, dated as of October 25, 2018 EXECUTION VERSION RECEIVABLES FINANCING AGREEMENT Dated as of June 29, 2018 by and among SYNEOS HEALTH RECEIVABLES LLC, as Borrower, THE PERSONS FROM TIME TO TIME PARTY HERETO, as Lenders, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, INC RESEARCHSYNEOS HEALTH, LLC, as initial Servicer, and PNC CAPITAL MARKETS LLC, as Structuring Agent 730866389 18569090

This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 29, 2018 by and among the following parties: (i) SYNEOS HEALTH RECEIVABLES LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); (ii) the Persons from time to time party hereto as Lenders; (iii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent; (iv) INC RESEARCHSYNEOS HEALTH, LLC (f/k/a INC Research, LLC), a Delaware limited liability company, in its individual capacity (“INC ResearchSyneos Health”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and (v) PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent. PRELIMINARY STATEMENTS The Borrower has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables. In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than thirty (30) days prior written notice to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. 730866389 18569090 distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made. “Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests. “Change in Control” means the occurrence of any of the following: (a) INC ResearchSyneos Health ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Borrower free and clear of all Adverse Claims; (b) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator or the Servicer; (c) any Adverse Claim should exist with respect to any Intercompany Loan Agreement or any Intercompany Loan; (d) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting Capital Stock of Parent and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of Parent owned, directly or indirectly, beneficially by the Permitted Holders; or (e) the occurrence of a “change of control” (or similar event, however defined) under the Credit Agreement (or any refinancing thereof). “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the 730866389 18569090 6 rating satisfies clauses (a) or (b) above; provided, further, that if the Subject Obligor Delinquency Trigger shall have occurred and be continuing and the Administrative Agent shall elect, in its sole discretion, by providing notice thereof to the Borrower, the Subject Obligor shall be deemed to be a Group D Obligor if it otherwise satisfies the definition of “Group C Obligor”. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors. “Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor. “Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. “INC Research” has the meaning specified in the preamble to this Agreement. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Independent Director” has the meaning set forth in Section 8.03(c). “Information Package” means a report, in substantially the form of Exhibit G. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “Intercompany Loan” has the meaning set forth in the Purchase and Sale Agreement. 730866389 18569090 19

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. “Syneos Health” has the meaning specified in the preamble to this Agreement. “Syneos Party” means the Borrower, the Servicer, the Performance Guarantor and each Originator. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto. “Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, (c) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement, (d) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e) or (e) the date (if any) on which the Borrower, the Servicer or any Originator delivers to the Administrative Agent a written notice that the Borrower is unable to pay the “Purchase Price” (as defined in the Purchase and Sale Agreement) for Receivables and Related Rights pursuant to Section 3.2 of the Purchase and Sale Agreement. “Third Amendment Closing Date” means October 25, 2018. “Third Amendment Commencement Date” means the date elected by the Borrower as the “Third Amendment Commencement Date” in a written notice provided by the Borrower (or the Servicer on its behalf) to the Administrative Agent; provided, that such date may not occur more than 180 days following the Third Amendment Closing Date and any election following such date shall be null and void; provided, further, that neither the Borrower nor the Servicer on its behalf shall provide any notice of the election of the “Third Amendment Commencement Date” until such time as the Borrower (or the Servicer on its behalf) has provided such historical Receivables performance data as may be reasonably requested by the Administrative Agent on or prior to the Third Amendment Closing Date. “THL” means Thomas H. Lee Partners, L.P. and its Affiliates. “Threshold Amount” means $150,000,000. “Total Reserves” means, at any time of determination, an amount equal to the product of (i) the sum of: (a) the Yield Reserve Percentage, plus (b) the greater of (I) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (II) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (ii) the Net Receivables Pool Balance at such time. 730866389 18569090 30 accounts to which the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate. (n) Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity. (o) Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise. ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES SECTION 9.01. Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to INC ResearchSyneos Health (in accordance with this Section 9.01) of the designation of a new Servicer, INC ResearchSyneos Health is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Lenders) and shall (at the direction of the Majority Lenders) designate as Servicer any Person (including itself) to succeed INC ResearchSyneos Health or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. 730866389 18569090 77

(b) Upon the designation of a successor Servicer as set forth in clause (a) above, INC ResearchSyneos Health agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and INC ResearchSyneos Health shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security. (c) INC ResearchSyneos Health acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Lender have relied on Syneos’s agreement to act as Servicer hereunder. Accordingly, INC ResearchSyneos Health agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Lenders. (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent and each Lender shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Lenders shall have consented in writing in advance to such delegation. SECTION 9.02. Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections to which each such Credit Party is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and 730866389 18569090 78 is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if INC ResearchSyneos Health or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than INC ResearchSyneos Health or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable. (b) The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement. SECTION 9.03. Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, the Administrative Agent may (with the consent of the Majority Lenders) and shall (upon the direction of the Majority Lenders) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent. 730866389 18569090 79

with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever. (c) The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever. SECTION 9.05. Responsibilities of the Borrower. (a) Anything herein to the contrary notwithstanding, the Borrower shall: pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder. (b) INC ResearchSyneos Health hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, INC ResearchSyneos Health shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that INC ResearchSyneos Health conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to INC ResearchSyneos Health its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01). 730866389 18569090 81

SECTION 9.06. Servicing Fee. (a) Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01. (b) If the Servicer ceases to be INC ResearchSyneos Health or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder. ARTICLE X EVENTS OF DEFAULT SECTION 10.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur: (a) (i) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days, (ii) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days or (iii) INC ResearchSyneos Health shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed; (b) any representation or warranty made or deemed made by the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; (c) the Borrower or the Servicer shall fail to deliver an Information Package or Interim Report at the time required pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days; (d) this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim (other than a Permitted Adverse Claim); 730866389 18569090 82

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. SYNEOS HEALTH RECEIVABLES LLC By: Name: Title: INC RESEARCHSYNEOS HEALTH, LLC, as the Servicer By: Name: Title: 730866389 18569090 S- 1 Receivables Financing Agreement

EXHIBIT A Form of Loan Request [Letterhead of Borrower] [Date] [Administrative Agent] [Lenders] Re: Loan Request Ladies and Gentlemen: Reference is hereby made to that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC (the “Borrower”), INC ResearchSyneos Health, LLC, as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the aggregate amount of [$_______] to be made on [_____, 20__] (of which $[___] will be funded by PNC and $[___] will be funded by [___]). [The Borrower hereby requests that such Loan bear interest initially at Adjusted LIBOR for a Tranche Period of [one, two, three, six] months.]1 The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______]. The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows: (i) the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension; 1 Applicable solely to the extent that the Loan is made on a Monthly Settlement Date. 730866389 18569090 Exhibit A- 1

EXHIBIT B Form of Reduction Notice [LETTERHEAD OF BORROWER] [Date] [Administrative Agent] [Lenders] Re: Reduction Notice Ladies and Gentlemen: Reference is hereby made to that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC, as borrower (the “Borrower”), INC ResearchSyneos Health, LLC, as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 201_]. After giving effect to such prepayment, the Aggregate Capital will be [$_______]. The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows: (i) the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment; (iii) no Borrowing Base Deficit exists or would exist after giving effect to such prepayment; (iv) the Termination Date has not occurred; and Exhibit C- 1 730866389 18569090

EXHIBIT C [Form of Assignment and Acceptance Agreement] Dated as of ___________, 20__ Section 1. Commitment assigned: $[_____] Assignor’s remaining Commitment: $[_____] Capital allocable to Commitment assigned: $[_____] Assignor’s remaining Capital: $[_____] Interest (if any) allocable to Capital assigned: $[_____] Interest (if any) allocable to Assignor’s remaining Capital: $[_____] Section 2. Effective Date of this Assignment and Acceptance Agreement: [__________] Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(a) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC, INC ResearchSyneos Health, LLC, as Servicer, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). (Signature Pages Follow) Exhibit C- 1 730866389 18569090

EXHIBIT H Form of Compliance Certificate To: PNC Bank, National Association, as Administrative Agent This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of June 29, 2018 among Syneos Health Receivables LLC (the “Borrower”), INC ResearchSyneos Health, LLC, as Servicer (the “Servicer”), the Lenders party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement. THE UNDERSIGNED HEREBY CERTIFIES THAT: 1. I am the duly elected ________________of the Servicer and am delivering this certificate in such capacity as ______________ of the Servicer and not in my individual capacity. 2. I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements. 3. The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below]. 4. Schedule I attached hereto sets forth financial statements of Parent and its Subsidiaries for the period referenced on such Schedule I. [5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:] Exhibit H- 1 730866389 18569090

SCHEDULE III Notice Addresses (A) in the case of the Borrower, at the following address: Syneos Health Receivables LLC c/o Syneos Health, Inc. 3201 Beechleaf Court, Suite 600 1030 Sync Street Raleigh, NC 27604Morrisville, NC 27560 Attention: General Counsel with a copy to: c/o Syneos Health, Inc. 3201 Beechleaf Court, Suite 600 1030 Sync Street Raleigh, NC 27604Morrisville, NC 27560 Attention: General Counsel (B) in the case of the Servicer, at the following address: INC ResearchSyneos Health, LLC c/o Syneos Health, Inc. 3201 Beechleaf Court, Suite 600 1030 Sync Street Raleigh, NC 27604Morrisville, NC 27560 Attention: General Counsel (C) in the case of the Administrative Agent, at the following address: PNC Bank, National Association 300 Fifth Avenue Pittsburgh, PA 15222 Telephone: (412) 768-3090 Facsimile: (412) 762-9184 Attention: Robyn Reeher (D) in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement. Schedule III- 1 730866389 18569090